EXHIBIT 10.5

SAFEGUARD SCIENTIFICS, INC.
GROUP STOCK UNIT AWARD PROGRAM

Under the Safeguard Scientifics, Inc. _______Equity Compensation Plan

     Safeguard Scientifics, Inc. (the “Company”) hereby grants to you     restricted stock awards that vest over a    -year period (the “Award” or “Awards”). The Award entitles you to receive in the future common shares of stock of the Company (the “Shares”) under the Safeguard Scientifics, Inc.    Equity Compensation Plan (the “Plan”). Set forth below is a brief description of the tax treatment of this Award as well as some of the more significant features and requirements of this Program. However, we encourage you to consult with your tax advisor for any advice you need regarding this Award. To participate in the Program, you need to execute this document, which shall constitute your acknowledgment that all decisions and determinations by the Company shall be final and binding on the Company, you and any other persons having or claiming an interest hereunder.

     When an Award becomes vested, as described below, the Company will establish a bookkeeping account in your name (the “Account”). The Account will be credited with the number of Shares subject to the Award. The Account will be subject to the terms of the Plan, including the terms regarding the treatment of stock awards granted under the Plan upon a Change of Control of the Company (as defined in the Plan). When the Company distributes a dividend to its shareholders, the Company will pay you an amount equal to the amount that would have been paid to your Account if you actually owned the Shares.

     You will become vested in the Shares attributable to the Award (the “Award Shares”) as follows:    . The vesting of the Award Shares is cumulative and all Award Shares shall be fully vested on the    anniversary of the date the Award Shares were credited to your Account if you continue to be employed by the Company through such date. If the vesting schedule would produce fractional shares, the number of Award Shares that vest shall be rounded up for any portion of a Share equal to .5 or greater or down for any portion of a Share equal to less than .5, in each case to the nearest whole Share. If your employment with the Company terminates for any reason other than death, Disability (as defined in the Plan), retirement on or after age 65 or after a Change of Control (as defined in the Plan) before the Award Shares have become fully vested, Award Shares that are not then vested shall be forfeited and must be immediately returned to the Company. If you terminate due to death, Disability, retirement on or after age 65 or after a Change of Control, all of your Award Shares shall automatically become 100% fully vested.

     There are no income tax consequences to you upon the granting or vesting of an Award. Instead, your recognition of ordinary income will be postponed until you actually receive the Shares. The Fair Market Value of the Award Shares, as defined in the Plan, will then be treated as ordinary compensation income on the date you actually receive them. Any amounts that you receive as a result of the distribution of a dividend will also be treated as ordinary compensation income when you actually receive such amounts. When you sell the Award Shares, you will realize capital gain or loss (long-term or short-term, depending on the length of time the Award Shares were held after distribution) in an amount equal to the difference between your tax basis in the Award Shares and the selling price. Your tax basis will ordinarily be the Fair Market Value of the Award Shares at the time you received them. However, your Award Shares will be subject to withholding for Medicare tax purposes in the year the Award Shares become vested. In addition, the Award Shares may be subject to withholding for Social Security tax purposes in the year the Award Shares become vested to the extent you have not met the Social Security tax wage base. If the Award Shares are paid to you in a year after the Award Shares have become vested, the Award Shares and the appreciation on the Award Shares will be exempt from any additional Medicare or Social Security tax withholding.

     You may irrevocably elect, by providing written notice to the Company, to receive all or a portion of the vested Award Shares credited to your Account after the date on which you become vested in such Award Shares, which means that if you are vested in 25% of your Award Shares after one year, you may elect to receive a distribution of all or a portion of this 25%. Such an election must be in writing, set forth the number of vested Award Shares that will be distributed and be filed with the Company one year prior to the date of distribution. In addition, you may elect to have the Award Shares become distributable to you on a date that is later than the one-year anniversary of the date you terminate employment again by notifying the Company of the date on which you wish to receive a distribution. Such notice must be in writing and filed with the Company no later than the date you terminate employment with the Company and once made is irrevocable. Notwithstanding the foregoing, however, distribution of all of your Award Shares must be made by the later of (i) the date on which you attain age 70 or (ii) the fifth anniversary of your termination of employment with the Company. If you do not make any of the foregoing elections, you will receive a distribution of Shares equal to the Award Shares credited to your Account as soon as is practicable after the one-year anniversary of the date you terminate employment with the Company, but in no event later than sixty (60) days after the one-year anniversary of the date you terminate employment.

     Following your termination of employment, distribution of your Shares may be made in a single distribution, or over a period of time, not to exceed five annual installments depending on the written election you provide to the Company. You may change this election at any time prior to your termination of employment by providing the Company with a new written election. If you do not make an election, your account balance will be distributed to you in a single lump sum as soon as practicable after the one-year anniversary of your termination of employment, but in no event later than sixty (60) days after the one-year anniversary of the date you terminate employment. However, if your Account balance is less than $50,000 (determined by multiplying the number of Award Shares in your Account by the Fair Market value of the Shares on the date of your termination) on the date you terminate employment with the Company, your Account balance will be distributed to you in a single lump as soon as practicable after your termination of your employment.

     In the event the Company determines that you have encountered an unforeseeable hardship, upon receipt of your written request, you may redeem as many Award Shares as necessary to alleviate your hardship up to the number of vested Award Shares in your Account. Shares redeemed as the result of a hardship will be distributed as soon as possible after the Company determines you have encountered an unforeseeable hardship. For purposes of this Program, unforeseeable hardship is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children are not considered to be the result of an unforeseeable hardship.

     If you die before your Account has been fully paid out, the beneficiary designated on your Designation Form will receive a distribution of a number of Shares equal to the remaining Award Shares credited to your Account as soon as administratively practicable after your death. If your beneficiary predeceases you or if, for some reason, you have not designated a beneficiary, your Award Shares will be paid to your surviving spouse, or, if none, your estate.

     Upon request, the Company will provide to you a statement showing the number of Award Shares that have been credited to your Account.

     This Program may be amended, suspended or terminated at any time by the Company; provided, however, that no amendment, suspension or termination will adversely affect your rights.

Dated:	Safeguard Scientifics, Inc.

By:

Acceptance of Grant:

SAFEGUARD SCIENTIFICS, INC. _____ EQUITY COMPENSATION PLAN
DEFERRED STOCK UNIT PROGRAM
ELECTION FORM

DISTRIBUTIONS

Distributions.         shares I receive under the Program (“Award Shares”) for the         calendar year shall be distributed on ,         which date is as least one year from the date of this election and is prior to the later of (i) the date on which I attain age 70 or (ii) the date that is five years after the date on which I terminate employment with the Company. I understand that this election is irrevocable. I further understand that if I do not make such an election, 100% of my Award Shares will be distributed to me as soon as practicable after the one-year anniversary of my termination of employment.

FORM OF DISTRIBUTION

I hereby elect to have any Award Shares distributed to me in the following form:

     In a single distribution at the distribution time for the Account as discussed above.

     In substantially equal annual installments over a period of    years [(not more than 5)] with the first installment being made at the distribution time for the Account discussed above and the remaining installments being made on each anniversary thereof.

I understand that if I elect to receive a percentage of my Award Shares prior to my termination of employment that I will receive those Award Shares in a single distribution. I further understand that I may change this election up until the earlier of (i) the date that is one year prior to the date on which I have elected to have my Award Shares distributed or (ii) the date I terminate employment.

This election supersedes any prior election I have made under the Plan.

GRANTEE SIGNATURE

Date:

Receipt Acknowledged:

By:

Title:	Date:

SAFEGUARD SCIENTIFICS, INC.
____ EQUITY COMPENSATION PLAN
GROUP STOCK UNIT AWARD PROGRAM
BENEFICIARY DESIGNATION

Beneficiary to whom payment is to be made (as above specified) in the event of my death before receiving distribution of the entire balance credited to my Account:

Name	Address

     Contingent Beneficiary to whom payment is to be made (as above specified) in the event of my death before receiving payment of the entire balance credited to my Account if the Beneficiary listed above dies before the entire balance has been distributed.

Name	Address

     I hereby revoke any Designation of Beneficiary I may previously have made and designate the above as my Beneficiary(ies).

Date: